Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement of Western Liberty Bancorp (formerly known as Global Consumer Acquisition Corp.) on Post-Effective Amendment No. 3 to Form S-4 of our report dated February 8, 2010 on the financial statements of Western Liberty Bancorp as of and for the year ended December 31, 2009, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

New York, New York
August 16, 2010